Exhibit 10.21

COLORADO COMMERCIAL LEASE AGREEMENT

This Lease Agreement (Lease) is entered into on this:

1st day of June, 2018

by and between

Advanced Radar Comapny (Landlord)

and

AgribotixAgribotix LLC (“Agribotix”) (Tenant)

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Landlord is the owner of building and improvements whose address is: 3309 Airport Road, Boulder, Colorado 80301

Landlord makes available for lease a portion of the Building designated as Unit 2, (Leased Premises as shown on Exhibit B). This space is approximately 1000 sqare feet.

Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the provisions set forth herein.

THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, it is agreed:

Term.

The Initial Term of the Lease shall begin on the:

1st day of June, 2018 or upon Lease Execution, whichever is the later.

and be month to month.

Landlord shall use its best efforts to put Tenant in possession of the Leased Premises on the beginning of the Lease term. If Landlord is unable to timely provide the Leased Premises, rent shall abate for the period of delay. Tenant shall make no other claim against Landlord for any such delay.

Gross Rent.

Tenant shall pay to Landlord during the Initial Term rent of:

Months 1-12:           $2,000 USD

Each instalment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at the following address:

The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis.

Tenant shall also pay to Landlord a “Security Deposit” in the amount of one months’ gross rent, or $2,000 Dollars (USD). Such Deposit shall be due upon Lease Execution.

Use.

Agribotix to include an aviation aspect.

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Prohibited Uses.

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

Sublease and Assignment.

Tenant, without Landlord’s prior written consent, shall have the right, to assign this Lease to AgEagle Aerial Systems, Inc based at 117 South 4th Street, Neodesha, Kansas 66757.

Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord’s consent, such consent not to be unreasonably withheld or delayed.

Repairs.

During the Lease term, Tenant shall make, at Tenant’s expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

Access to Conference Room.

Tenant shall have access to the Shared Conference Room (see Exhibit B) approximately 40% of the time. Access to be managed by on-line scheduling tool.

Landlord Delivery and Improvements:

Landlord shall deliver the Premises in clean and orderly condition. Landlord will also remove any furinture the Tenant does not want to remain within the Premises.

Alterations and Improvements.

Tenant, at Tenant’s expense, shall have the right, upon obtaining Landlord’s prior written consent, to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials, and licensed contractors. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant’s property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that Tenant shall repair, at Tenant’s expense, all damage to the Leased Premises caused by such removal.

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Building Operating Expenses.

All Operating Expenses (including but not limited to real property taxes, insurance, utilities, common area maintenance, management, gas, electric, water, sewer, landscaping, snow removal, HVAC maintenance etc), as well as internet access and interior janitoral shall be included in the gross rental rate.

Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and instalments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord’s personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant’s personal property at the Leased Premises.

Insurance.

If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act of negligence by Tenant or by any of Tenant’s agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amount, as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the particular activities of each in the Building with the premiums thereon fully paid on or before due date.

Utilities.

Landlord shall pay all charges for water, sewer, gas, electricity, and other utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord.

Tenant shall pay such all such utility charges prior to the due date. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilizes excessive electrical energy or which may, in Landlord’s reasonable opinion, over load the wiring or interfere with electrical services to other tenants.

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Signs.

Following Landlord’s consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord’s opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant’s business on the Leased Premises.

Parking.

During the term of this Lease, Tenant shall have the non-exclusive use in common with Landlord, other tenants of the Building, their guests and invitees, of the non-reserved common automobile parking areas, driveways, and footways, subject to rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord reserves the right to designate parking areas for Tenant and Tenant’s agents and employees.

Damage and Destruction.

If the Leased Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects, such damage or defects not being the result of any act of negligence by Tenant or by any of Tenant’s agents, employees or invitees, that the same cannot be used for Tenant’s purposes, then Tenant shall have the right within ninety (90) days following damage to elect by notice to Landlord to terminate this Lease as of the date of such damage. In the event of minor damage to any part of the Leased Premises, and if such damage does not render the Leased Premises unusable for Tenant’s purposes, Landlord shall promptly repair such damage at the cost of the Landlord. In making the repairs called for in this paragraph, Landlord shall not be liable for any delays resulting from strikes, governmental restrictions, inability to obtain necessary materials or labour or other matters which are beyond the reasonable control of Landlord. Tenant shall be relieved from paying rent and other charges during any portion of the Lease term that the Leased Premises are inoperable or unfit for occupancy, or use, in whole or in part, for Tenant’s purposes. Rentals and other charges paid in advance for any such periods shall be credited on the next ensuing payments, if any, but if no further payments are to be made, any such advance payments shall be refunded to Tenant. The provisions of this paragraph extend not only to the matters aforesaid, but also to any occurrence which is beyond Tenant’s reasonable control and which renders the Leased Premises, or any appurtenance thereto, inoperable or unfit for occupancy or use, in whole or in part, for Tenant’s purposes.

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Default.

In the event of a default made by Tenant in the payment of rent when due to Landlord, Tenant shall have fifteen (15) days after receipt of written notice thereof to cure such default. In the event of a default made by Tenant in any of the other covenants or conditions to be kept, observed and performed by Tenant, Tenant shall have thirty (30) days after receipt of written notice thereof to cure such default. In the event that the Tenant shall fail to cure any default within the time allowed under this paragraph, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may re-enter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

Security Deposit.

Landlord shall hold the Security Deposit without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that Tenant shall not consider the Security Deposit an advance payment of rent or a measure of Landlord’s damages in case of default. Unless otherwise provided by law or regulation, Landlord may commingle the Security Deposit with Landlord’s other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Landlord shall return the Security Deposit, to the extent not applied by Landlord, to Tenant within 60 days of the termination or expiration of the Lease unless the Tenant decides to stay month to month at which the Landlord shall keep the security deposit until that time when the Tenant leaves.

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Notice.

Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by certified mail, return receipt requested, addressed as follows:

Landlord:	Advanced Radar Corporation
3309 Airport Road, Unit A
Boulder, Colorado 80301

Tenant:	Agribotix
3309 Airport Road
Boulder, Colorado 80301

Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this paragraph by written notice thereof to the other party.

Brokers.

Tenant represents that Tenant was not shown the Premises by any real estate broker or agent and that Tenant has not otherwise engaged in, any activity which could form the basis for a claim for real estate commission, brokerage fee, finder’s fee or other similar charge, in connection with this Lease.

Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

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Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord’s consent is required or desirable under this Lease.

Performance.

If there is a default with respect to any of Landlord’s covenants, warranties or representations under this Lease, and if the default continues more than fifteen (15) days after notice in writing from Tenant to Landlord specifying the default, Tenant may, at its option and without affecting any other remedy hereunder, cure such default and deduct the cost thereof from the next accruing instalment or instalments of rent payable hereunder until Tenant shall have been fully reimbursed for such expenditures, together with interest thereon at a rate equal to the lesser of:

Ten percent (10%) per annum or the then highest lawful rate. If this Lease terminates prior to Tenant’s receiving full reimbursement, Landlord shall pay the un-reimbursed balance plus accrued interest to Tenant on demand.

Compliance with Law.

Tenant and Landlord each shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

Contingency.

This agreement is contingent upon receiving necessary approvavals from the FAA regarding the use.

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Option(s) to Terminate.

Tenant shall be given the Option to Terminate the Lease at any time. Tenant must provide Landlord with at least thirty (30) days prior written notice to exercise this Option.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

Landlord : Advanced Radar Corporation

By
Name	Jacob Bruintjes
Title:	Program Manager
Date:	6/5/2018 1:55:33 PM PDT

Tenant: Agribotix, LLC

By
Name	Paul Hoff
Title:	COO
Date:	5/31/2018 11:07:10 AM PDT

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Exhibit B

Leased Premises and Common Area

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